UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2004
Date of Report (Date of earliest event reported)

ProCyte Corporation
(Exact name of Registrant as specified in its charter)

Washington	0-18044	91-1307460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8511 154th Avenue N.E., Redmond, WA 98052
(Address of principal executive offices)
(Zip Code)

(425) 869-1239
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 1, 2004, ProCyte Corporation, a Washington corporation (“ProCyte”), and PhotoMedex, Inc., a Delaware corporation (“PhotoMedex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  In connection with the execution of the Merger Agreement, the directors and executive officers of ProCyte entered into Stockholder Agreements (the “Stockholder Agreements”) with PhotoMedex pursuant to which such persons have agreed to vote their respective ProCyte shares in favor of the merger transaction, subject to the terms and conditions of the Stockholder Agreements.

Merger Agreement

The Merger Agreement provides for a merger transaction whereby a newly-organized Washington corporation and wholly-owned subsidiary of PhotoMedex (“Merger Sub”) will merge with and into ProCyte with ProCyte as the surviving corporation (the “Merger”).

At the effective time of and as a result of the Merger, (i) ProCyte would become a wholly-owned subsidiary of PhotoMedex, and (ii) each share of ProCyte common stock would be converted into the right to receive 0.6622 shares (the “Exchange Ratio”) of PhotoMedex’s common stock, plus cash in lieu of any fractional shares.  Certain outstanding ProCyte stock options would be converted into options to purchase a number of shares of PhotoMedex’s common stock and at exercise prices, as adjusted based on the Exchange Ratio.

 PhotoMedex and ProCyte have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants, (i) not to (a) solicit proposals relating to alternative business combination transactions, or (b) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, (ii) to cause stockholder meetings to be held to consider approval of the Merger irrespective of any alternative proposal that may be received and related transactions, (iii) subject to certain exceptions, for their respective boards of directors to recommend adoption and approval by their respective stockholders of the Merger Agreement and related transactions, and (iv) pending the closing of the Merger or the termination of the transaction, to restrict the conduct of their respective businesses in certain aspects.

Consummation of the merger is subject to various terms and conditions, including the approval by the stockholders of ProCyte and PhotoMedex.  The Merger Agreement contains certain termination rights for both ProCyte and PhotoMedex and further provides that, upon termination of the Merger Agreement under specified circumstances, (i) ProCyte may be required to pay PhotoMedex a termination fee of $730,000 or expenses of up to $500,000, and (ii) PhotoMedex may be required to pay ProCyte expenses of up to $500,000.

In addition, John F. Clifford, Chairman, President and Chief Executive Officer of ProCyte, and Robin L. Carmichael, Vice President – Marketing of ProCyte, would enter into employment agreements with PhotoMedex in the event of the consummation of the Merger.

A copy of the Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Stockholder Agreements

ProCyte’s directors and officers have entered into Stockholder Agreements with PhotoMedex.  Under these agreements, they have agreed to vote all of the shares of ProCyte common stock which they beneficially own for the adoption and approval of the Merger Agreement and the Merger, the approval of the terms thereof and each of the actions contemplated by the Merger Agreement and the Stockholder Agreements, and any other action that could reasonably be expected to facilitate the same.  They also have granted Jeffrey F. O’Donnell and Dennis M. McGrath, each of whom is an officer and employee of PhotoMedex, irrevocable proxies to vote all of the shares of ProCyte common stock which they beneficially own for such purposes.

These stockholders have also agreed, until the earlier of the termination date or the ProCyte stockholders meeting, except as specifically set forth in each Stockholder Agreements, not to:

•                  sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with ProCyte or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the stockholders’ interest in securities of ProCyte which are beneficially owned by any of them, except to PhotoMedex;

•                  grant any proxies or powers of attorney or enter into any voting agreement with respect to such shares, except with PhotoMedex; or

•                  take any action that would make any representation or warranty set forth in the Stockholder Agreements untrue or incorrect or have the effect of preventing any of the stockholders from performing their obligations under the Stockholder Agreements until the Stockholder Agreements have been terminated (as set forth below) or the conclusion of the ProCyte stockholders meeting.

The directors and officers of ProCyte collectively own approximately 3.9% of the outstanding ProCyte common stock.

A copy of the form of Stockholder Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the Stockholder Agreements is qualified in its entirety by reference to the full text of the Stockholder Agreement.

A copy of the joint press release of ProCyte and PhotoMedex dated December 1, 2004 announcing execution of the Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.03.                                          Material Modification of Rights of Security Holders

In connection with its approval of the Merger Agreement, the Board of Directors of ProCyte adopted, effective December 1, 2004, an amendment to the Rights Agreement dated as of December 7, 1994, by and between ProCyte and Computershare Investor Services (the “Rights Plan”) to provide that neither the execution of, nor the consummation of the merger or any of the other transactions contemplated by the Merger Agreement, will trigger the provisions of the Rights Plan.

The Rights Plan declares a dividend of one preferred stock purchase right (each a “Right”) for each outstanding share of ProCyte common stock.  Each Right initially represents the right to purchase one one-hundredth of one share of ProCyte Series A Participating Cumulative Preferred Stock, par value, $.01 per share.  Subject to certain exceptions, the Rights become exercisable if any person or group of persons acquires beneficial ownership of 15% or more of ProCyte’s outstanding common stock.  By the terms of the Plan, all of the Rights will expire, and no further Rights will be issuable, on and after the close of business on December 7, 2004 (the “Expiration Date”).  The Rights Plan will be terminated effective immediately following the Expiration Date.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits.

2.1                                 Agreement and Plan of Merger, dated as of December 1, 2004, by and among PhotoMedex, Inc, a Delaware corporation, Gold Acquisition Corp., a Washington corporation, and ProCyte Corporation, a Washington corporation.

99.1                           Stockholder Agreement dated as of December 1, 2004, by and among PhotoMedex, Inc, a Delaware corporation, Gold Acquisition Corp., a Washington corporation, and certain stockholders of ProCyte Corporation, a Washington corporation.

99.2                           Joint Press Release dated December 1, 2004, announcing execution of Merger Agreement between PhotoMedex, Inc. and ProCyte Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ProCyte Corporation

Dated: December 6, 2004	By:	/s/ John F. Clifford
John F. Clifford
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 1, 2004, by and among PhotoMedex, Inc, a Delaware corporation, Gold Acquisition Corp., a Washington corporation, and ProCyte Corporation, a Washington corporation

99.1

Stockholder Agreement dated as of December 1, 2004, by and among PhotoMedex, Inc, a Delaware corporation, Gold Acquisition Corp., a Washington corporation, and certain stockholders of ProCyte Corporation, a Washington corporation

99.2	Joint Press Release dated December 1, 2004, announcing execution of Merger Agreement between PhotoMedex, Inc. and ProCyte Corporation